UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

THE HAIN CELESTIAL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22818	22-3240619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 River Street,
Hoboken, New Jersey		07030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 587-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2025, The Hain Celestial Group, Inc. (the “Company”) announced that Alison E. Lewis, the Company’s Interim President and Chief Executive Officer, transitioned to the role of President and Chief Executive Officer of the Company, effective as of December 15, 2025 (the “Effective Date”). In addition, in connection with her appointment to this permanent role, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) recommended, and the Board approved, entry into an employment agreement (the “Employment Agreement”) and a change in control agreement (the “CIC Agreement”) with Ms. Lewis.

Pursuant to the Employment Agreement between Ms. Lewis and the Company, dated as of December 12, 2025, Ms. Lewis will be entitled to an annual base salary of $850,000. Ms. Lewis will be eligible for an annual incentive award with a target of 100% of her base salary and a maximum amount of 150% of her target annual incentive opportunity, prorated in 2026 for the remainder of the Company’s 2026 fiscal year following the Effective Date. Ms. Lewis will also receive two long-term incentive awards pursuant to the terms of the Company’s Long-Term Incentive Program (“LTIP”) under the Company’s 2022 Long Term Incentive and Stock Award Plan, as amended (the “Plan”). Ms. Lewis’s LTIP awards consist of (i) 1,500,000 performance share units (“PSUs”) and (ii) 650,000 restricted share units (“RSUs”). The PSUs will vest based on achievement of pre-established stock price targets prior to the third anniversary of the Effective Date and while Ms. Lewis is employed, with one-quarter (1/4) of the PSUs vesting based on achievement of each of $3.00, $5.00, $7.00, and $9.00 average closing stock prices over a 30-trading day period. The RSUs will vest in one-third (1/3) annual installments over a period of three years following the Effective Date, subject to continued employment. Beginning in fiscal year 2029 and subject to continued employment, Ms. Lewis will be eligible to receive LTIP awards under the Plan as determined by the Compensation Committee. The Company will reimburse Ms. Lewis up to $10,000 for legal fees incurred in connection with the negotiation of the Employment Agreement.

In connection with her appointment as the Company’s Interim President and Chief Executive Officer on May 7, 2025, Ms. Lewis received a one-time grant of restricted stock units (the “Interim RSU Award”). Pursuant to the Employment Agreement, a pro rata portion of the Interim RSU Award (based on the number of days from May 7, 2025 to the Effective Date) will vest on the Effective Date and the remaining unvested portion will be forfeited.

If the Company terminates Ms. Lewis’s employment without “cause” or Ms. Lewis resigns for “good reason”, under the terms of the Employment Agreement, Ms. Lewis will be entitled to (a) the sum of her (i) base salary and (ii) target annual incentive opportunity and (b) payment or reimbursement for continued medical, dental and vision coverage pursuant to COBRA until the earlier of (i) 12 months following the date of Ms. Lewis’s termination or resignation and (ii) the date she is eligible for coverage under a subsequent employer’s group health plan. Ms. Lewis also entered into the CIC Agreement, providing for severance benefits in the event she is terminated without “cause” or resigns for “good reason” in connection with a change in control of the Company. The CIC Agreement generally provides for severance benefits equal to two times the sum of Ms. Lewis’s (i) base salary and (ii) target annual incentive opportunity. Pursuant to the terms of the RSU award agreement, if Ms. Lewis’s employment is terminated (x) (A) due to Ms. Lewis’ death or disability or (B) by the Company without “cause” or Ms. Lewis resigns for “good reason” in connection with a change in control, then all unvested RSUs will automatically vest and (y) without “cause” or Ms. Lewis resigns for “good reason” not in connection with a change in control, then Ms. Lewis will vest in a pro rata portion of the unvested RSUs that would have otherwise vested on the vesting date following such termination. Severance payments under the Employment Agreement and the CIC Agreement are subject to Ms. Lewis’s execution and non-revocation of a separation agreement and release of claims in favor of the Company.

Ms. Lewis remains subject to customary restrictive covenants pursuant to the Confidentiality, Non-Interference, and Invention Assignment Agreement entered into in connection with her appointment as the Company’s Interim President and Chief Executive Officer.

Biographical and other information regarding Ms. Lewis was included in the Company’s Definitive Proxy Statement for its 2025 annual meeting of stockholders filed with the Securities and Exchange Commission on September 18, 2025, which information is incorporated herein by reference.

The foregoing descriptions of the Employment Agreement and the CIC Agreement are not complete and are qualified in their entirety by the terms and provisions of the Employment Agreement and the CIC Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

On December 15, 2025, the Company issued a press release announcing the foregoing transition. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 12, 2025, by and between The Hain Celestial Group, Inc. and Alison E. Lewis
10.2	Change in Control Agreement, dated as of December 12, 2025, by and between The Hain Celestial Group, Inc. and Alison E. Lewis
99.1	Press Release of The Hain Celestial Group, Inc. dated December 15, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HAIN CELESTIAL GROUP, INC.

Date:	December 15, 2025	By:	/s/ Kristy M. Meringolo
Kristy M. Meringolo Chief Legal and Corporate Affairs Officer, Corporate Secretary